Exhibit 10.11

SEPARATION , WAIVER AND RELEASE AGREEMENT

This Separation, Waiver and Release Agreement (“Agreement”) dated as of November __, 2008 (the “Effective Date”) is by and among Ronald Price, 114 Monopanson Drive, Stevensville, MD 21666 (“Price”) and Atlas Mining Company, 1221 Yellowstone, Osburn, ID  83849 (“Atlas”).

RECITALS

A.
Atlas was the owner of 100% of the equity interests in its wholly owned subsidiary, Nano Clay & Technologies, Inc. (“NCT”).  NCT has been administratively dissolved by the Secretary of State of Idaho and no longer exists.  Atlas is a party to this Agreement in its own right and as successor to whatever rights it may have with respect to NCT.

B.
Price executed an Employment Agreement dated March 9, 2006 (“Employment Agreement”) (a copy of which is attached hereto as Exhibit A), which provided that he would serve as President, Chief Executive Officer, and a director of NCT and would continue as a director of Atlas.

C.
Given (i) the dissolution of NCT and the responsibility of Price as director, president and CEO of NCT for the dissolution and (ii) Price’s execution and delivery in 2007 of his resignation as a director of Atlas and an agreement terminating his positions with NCT, Atlas believes that the Employment Agreement may have already been terminated, but is nevertheless willing to enter into the Agreement; in the event of Price’s breach of this Agreement, Atlas maintains all rights to assert that the Employment Agreement had been terminated prior to execution of this Agreement.

D.
The parties have agreed that it is in the best interest of Price and Atlas to expressly terminate the Employment Agreement and Price’s relationships with NCT and Atlas as set forth above and to enter into this Agreement

AGREEMENT

NOW THEREFORE, it is agreed as follows:

1.
Termination of Employment Agreement.  The parties agree that the Employment Agreement attached as Exhibit A is a true and correct copy of Employment Agreement and is the only employment or similar agreement (written or oral) involving Price and Atlas or NCT.  The parties agree that to the extent the Employment Agreement was not previously terminated by virtue of the matters set forth in the recitals hereto, it is terminated upon the execution of this Agreement.  The parties recognize that given the dissolution of NCT, there could be ambiguity as to Price’s status as an officer and director of NCT.  For purposes of clarity and to resolve any doubt,  Price resigns as an officer and director of NCT effective upon the execution of this Agreement.  Also on the date of this Agreement, Price resigns as a director of Atlas and from any other position he may hold with Atlas or any of its subsidiaries.  All such termination and resignations are voluntary and made without coercion.  To the extent that Atlas needs to accept such resignation(s), it hereby does so . Price represents that he does not and did not hold any other position with Atlas other than director or NCT other than president, CEO, and director and does not hold any positions with any subsidiary of Atlas other than NCT. Price agrees that upon the termination of the Employment Agreement, he has no right to employment by Atlas or NCT.

2.  Waiver and Release of Claims

a.
   Price, on behalf of himself and his marital community, heirs, executors, administrators and assigns, except as discussed below, expressly releases and waives against NCT and Atlas and their respective current and former officers, directors, stockholders, managers, employees, agents, trustees, representatives, general and limited partners, members and attorneys (all of which are collectively referred to as “Released Parties”) any and all claims, damages, causes of action or disputes, whether known or unknown, based upon acts or omissions relating to Price’s employment or the end of his employment with NCT and Atlas, occurring or that could be alleged to have occurred on or prior to the execution of this Agreement; and further releases, discharges and acquits Released Parties, individually and in their representative capacities, from such claims, damages, causes of action or disputes.  Except as discussed below, this waiver and release includes, but is not limited to, any and all claims for wages, employment benefits, and damages of any kind whatsoever arising out of any contracts, expressed or implied; any covenant of good faith and fair dealing; estoppel or misrepresentation; discrimination or retaliation on any unlawful basis; harassment; unjust enrichment; wrongful termination or constructive discharge; any federal, state, local or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended; the Americans with Disabilities Act; the Fair Labor Standards Act; the Employee Retirement Income Security Act, as amended; the Civil Rights Act of 1866; the Age Discrimination in Employment Act and the Older Workers Protection Act subject to the rights Price retains, even if Price signs this Agreement, that are discussed below; any state or federal wage payment statute; or any other legal limitation on the employment relationship (“Released Claims”).  Unless otherwise provided in this Agreement, Price acknowledges that Released Parties are in no way liable for any claims described in this Section. Price agrees to defend and indemnify Released Parties (including payment of fees as incurred) against any Released claims whether made by Price or on behalf of Price to the full extent permitted by law.  Excluded from this Release and from the Released Claims are claims arising after the date of this Agreement, claims that Price may have with regard to vested benefits under ERISA, claims which may arise after the date that this Agreement is signed, or any other claim that may not be released in accordance with law (“Unreleased Claims”); additionally, despite Price’s acceptance of this Agreement, nothing in this Agreement will prevent him from (i) initiating or causing to be initiated on his behalf any complaint, charge, claim or proceeding against NCT and Atlas before any local, state or federal agency, court or other body challenging the validity of the waiver of claims under the Age Discrimination in Employment Act or the Older Workers Protection Act contained in this Agreement (but no other portion of this waiver) or (ii) initiating or participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”);

b.
Price represents and acknowledges that he has not filed any complaint, charge, claim or proceeding, except with respect to Unreleased Claims, if any, against any of the Released Parties before any local, state or federal agency, court or other body (each individually a “Proceeding”).  Price also represents that he is not aware of any basis on which such a Proceeding could reasonably be instituted.  Price understands and acknowledges that he is waiving any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including any Proceeding conducted by the EEOC Price understands that, by executing this Agreement, he is limiting the availability of certain remedies he might have against the Released Parties.  If Price is ever awarded or recover in any forum any amount as to a claim Price has waives in this Agreement, such amounts shall be payable to Atlas and Price hereby assigns the right to any such amounts to Atlas; and

c.
Price acknowledges and agrees that except as required by this Agreement, (i) NCT and Atlas have no obligation to provide any of the consideration in Section 7,  (ii) the consideration set forth in paragraph 7 is consideration for Price’s representations, covenants and release herein, and (iii) the consideration in Section 7 constitute adequate consideration for Price’s representations, covenants and release set forth in this Agreement.

d.
Price acknowledges that, other than as discussed herein, he is knowingly and voluntarily waiving and releasing any rights he may have under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act of 1990 and further acknowledges that he been advised by this writing, as required by the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act of 1990, that (a) his waiver and release do not apply to any rights or claims that may arise after he executes this Agreement; (b) he has a right to, and has been advised to, consult with an attorney regarding this Agreement and its effects prior to executing this Agreement; (c) he has at least twenty-one (21) days from the date this Agreement is received to consider this Agreement (although he may voluntarily choose to execute this Agreement earlier); and (d) he has seven (7) days after accepting this Agreement to revoke his acceptance, and his acceptance will not be effective until that revocation period has expired. To revoke this Agreement, Price understands that he must deliver a written and signed statement of revocation to William Gleeson, by no later than 5:00 p.m. on the seventh day after he signs this Agreement.  Price understands that he may hand-deliver the revocation to William Gleeson, Suite 2900, 925 4th Avenue, Seattle, WA 98104 or may fax the revocation to William Gleeson at (206)370-6071.  Price understands that if he effectively revokes this Agreement, all of the promises made by Price and Atlas or NCT through or related to this Agreement will not be effective, other than Price’s obligations under the Employment Agreement which is attached hereto and incorporated herein by reference.

3.
Price Not Entitled to Benefits of the Employment Agreement. For purposes of clarity as to the termination of the Employment Agreement, except as set forth in the next paragraph, upon the termination of the Employment Agreement and his resignations, it is agreed as follows:

a.	Price will not be entitled, after the Effective Date, to salary under paragraph 4.A of the Employment Agreement;

b.
Price will not be entitled to participate in any plans under paragraph 4.C.  The only plans he currently participates immediately before the Effective Date are group life insurance, which will be cancelled, and a 401(k);

c.	Price will not be entitled to benefits under paragraph 4.D, including company credit card and cell phone;

d.	Price will not be entitled to participate in any bonus program under paragraph 4.E. It is agreed that Price is not entitled to any bonus for periods prior to the Effective Date;

e.	He is not entitled to any patent ownership under paragraph 4.F. Price represents that he has not filed any patents while employed by Atlas or NCT;

f.	Price is not entitled to any vacations under paragraph 6 and as of the Effective Date, he has accrued not vacation time;

g.	There is no key man life insurance policy as described in paragraph 7;

h.	Price will not be entitled to severance under paragraph 9.

4.
Amounts Due Prior to Termination of Employment Agreement; Return of Property.  Salary accrued under the Employment Agreement through the Effective Date will be paid in accordance with the usual payroll practices of Atlas.  Unreimbursed but reimbursable expenses on or prior to the Effective Date are set forth in Exhibit B and will be promptly reimbursed by Atlas.  Price represents that such expenses are all of his reimbursable expenses and as proper expenses on behalf of the Atlas.  Price will promptly return all property of Atlas and NCT in his possession or under his control, including the property listed on Exhibit C and shall certify that he has done so within 10 days of the Effective Date.

5.
Stock Option Agreement.  The Non-Qualified Stock Option Agreement dated July 14, 2006 (“Stock Option Agreement”) attached as Exhibit D is a true and correct copy of Stock Option Agreement and is the only agreement (written or oral) relating to securities or options to acquire securities or profit sharing involving Price and Atlas or NCT.  The parties agree that the Stock Option Agreement is not terminated and continues in effect, but for purposes of paragraph 6 of the Stock Option Agreement, Price is deemed have terminated from Atlas and NCT as of the Effective Date but such termination will be other than by reason of death or “for cause.”

6.
Price’s Contacts and Agreements; Discoveries.  Price represents that Exhibit E is a true and correct list, of (a) persons and entities that he solicited as purchasers or potential purchasers of, or joint venture partners or participants concerning, halloysite or other minerals from the Dragon Mine, (b) persons or entities to whom any halloysite clay from the Dragon Mine was delivered for evaluation or testing and the substance of any reports from such persons or entities (c) agreements with any persons or entities relating to halloysite from Dragon Mine and (d) all persons he accompanied to the Dragon Miner who were not employees or directors of Atlas or NCT. Price represents that Exhibit F sets forth a true and correct list of the patentable discoveries or inventions of Price while in the employ of Atlas or NCT and any research regarding the processing of halloysite clay or other minerals from the Dragon Mine and the results of such research.

Price represents that  Exhibit G is a true and correct list of all agreements, understandings, and arrangements, whether financial or otherwise, (other than with Atlas or NCT and other than patents which he has assigned to the Navy Department) that he or any entity under his control is, or during his employment at Atlas or NCT was, party to concerning the extraction, marketing, exploitation, or sale of, or research and development or applications concerning, halloysite or kaolin.

7.
Payments to Price. In exchange for the termination of the Employment Agreement, Price’s resignations and Price’s other agreements set forth herein, Atlas agrees to compensate Price as follows.  For the period from the Effective Date hereof until February 28, 2009, Price will be paid at the rate of $200,000 per year for total payments of $      and thereafter for the one year period beginning March 1, 2009 and ending February 28, 2010, he will be paid at the rate of $50,000 per year, monthly in arrears.  Except with respect to matters as to which Atlas’ indemnification bylaws apply, Price shall be entitled to reimbursement for all properly documented expenses reasonably incurred and pre-approved by an officer of Atlas in connection with rendering services pursuant to this Agreement, including, but not limited to, reimbursement for all reasonable travel, lodging, and meal expenses.  Such amount will be paid in installments in accordance with Atlas’ usual paying practices. The foregoing is subject to the proviso that  as condition precedent to being entitled to receive and retain any compensation set forth in this Paragraph 7, the representations made by Price in this Agreement and the Exhibits thereto are true and correct when made and continue to be true and correct through February 28, 2010 and Price does not violate any of the covenants made by him in this Agreement before February 28, 2010.  If any representations made by Price in this Agreement or the exhibits thereto cease to be true at any time before February 28, 2010 or if Price violates before February 28, 2010 any of the covenants made by Price in this Agreement, Price will promptly notify Atlas in writing.

8.
Cooperation and Services.  From and after the Effective Date, Price agrees and covenants that he shall cooperate fully with and assist in all respects Atlas and NCT and their directors, executive officers, senior-level employees, insurers, duly authorized agents, successors, trustees, assigns,  attorneys and experts acting on behalf of the Company:  (i) with the transfer or transition of any work, projects, assignments, tasks or duties performed by or assigned to Price on or before the Effective Date, and (ii) with the conduct of any formal or informal dispute, claim, litigation, arbitration, grievance, interview, meeting, action, proceeding,  investigation, regulatory or administrative inquiry, or similar matters or proceedings, including, without limitation, proceedings involving state or federal agencies or self-regulated organizations, involving Atlas or NCT and their directors, executive officers, senior-level employees, or subsidiaries, including, without limitation, about which Price may have relevant information or knowledge, or had access to such information or knowledge.  Nothing in this Agreement shall require Price to identify the information he has provided to, or disclose his communications with, agencies of government or self-regulatory organizations.  His cooperation and assistance shall he provided at a time and in a manner which is mutually and reasonably agreeable to Price and Atlas, and may include, without limitation, providing information and documents, submitting to interviews, submitting to depositions, providing testimony and general cooperation to assist the Company or NCT and their directors, executive officers, senior-level employees, or subsidiaries.  To the extent he is entitled, Price will retain the right of indemnification as provided under Atlas’ bylaws.

9.
Confidential Information. Price agrees and covenants that at all times he will maintain in confidence, and not disclose to any person or entity or otherwise use, any Confidential Information.  Further, Price agrees that he will not use any Confidential Information received by Atlas or NCT from a third party in any manner inconsistent with any agreement between Atlas or NCT and such third party of which he is made aware. Price acknowledges that all memoranda, notes, documents, drawings, specifications, software, media and other materials containing any Confidential Information are the exclusive property of Atlas or NCT and agrees to immediately deliver to Atlas or NCT all such material in his possession or control. “Confidential Information” means any (i) information received by Atlas or NCT from third parties which Atlas or NCT is obligated to keep confidential and (ii) any confidential or proprietary information of Atlas or NCT whether or not marked or otherwise designated as confidential including, but not limited to, information that is not generally known or readily ascertainable outside Atlas or NCT regarding Atlas or NCT’s finances, employees, plans, marketing, customers, vendors, products, technology, designs, techniques, research, development, testing, know-how and other activities. “Confidential Information” includes information that has not been publicly disseminated about the halloysite and kaolin (or other minerals) at the Dragon Mine and does not include the names of, or information about, persons or entities solicited by Price as purchasers or potential purchasers of Atlas’ or NCT’s products or actual or potential joint venturers while an employee of Atlas or NCT or information relating to the processing of halloysite clay.

10.	Non-Competition; Non-Solicitation. Price agrees and covenants that until February 28, 2010, he will not:

 a.  Directly or indirectly participate in the marketing or sale of minerals containing halloysite or kaolin of the same or superior quality as the quality of the minerals that can be extracted from the Dragon Mine;

b.
Directly or indirectly encourage, solicit, or attempt to induce (or assist others to encourage, solicit, or attempt to induce) any employee or consultant of Atlas to terminate his/her relationship with Atlas or to work elsewhere with Price or any other business, person or activity.

11.
Non-Disparagement.  Price agrees and covenants that he will not, and will not permit his agents or representatives, to criticize, ridicule or make any comment or statement which disparages or is derogatory of Atlas or any of its affiliates or directors, officers, employees or trustees or goods or services in any communication with the press or other media, any customer or potential customer or any employee or director or potential employee or director of Atlas, or its affiliates; provided, however that nothing herein will prevent Price from giving truthful testimony if properly subpoenaed to testify under oath. Atlas agrees that its executive officers and directors will not, and that Atlas will not authorize, consent, permit or encourage any employee or agent to, criticize, ridicule or make any comment or statement which disparages or is derogatory of Price in any communication with the press or other media, any person with whom Price has a business relationship, or any other person which would adversely affect in any manner the conduct of any business of Price or the business or personal reputation of Price; provided, however that nothing herein will prevent Atlas’s officers and directors from giving truthful testimony if properly subpoenaed to testify under oath.

12.	Inventions, Copyrights and Patents.

a.           Price agrees and covenants that, except as provided below, all works of authorship, inventions, and other materials produced, conceived or developed, either alone or with others, by Price during the course of his employment with NCT or Atlas ("Materials"), and all proprietary rights in such Materials, shall be deemed to be “works-made-for-hire” and shall be and are the exclusive property of the Company.  Accordingly, Price hereby irrevocably and perpetually assigns, transfers, and conveys to Atlas, its successors and assigns, his entire right, title, and interest in the Materials and any improvements thereon throughout the world, including without limitation:

(i)	All patents, copyrights, trade secrets, and other proprietary rights in the Materials and all rights to prosecute applications, and to secure registrations, renewals, and extensions of the same;

(ii)	All rights to make use, practice, import, export, and otherwise fully exploit the Materials and any and all improvements that Atlas may develop;

(iii)	All rights under any letters patent issued on the Materials or improvements thereon, and any processes and designs therein, and all rights to enjoy the same; and

(iv)	All documents, notes, notebooks, drawings, schematics, prototypes, magnetically encoded media, or other information or materials related to the Materials.

b. Price agrees and covenants to, and shall disclose in writing, all Materials to Atlas on or before the Effective Date.  When requested, and at Atlas’s expense, Price will assist Atlas or its designee in efforts to protect such Materials, including without limitation by taking any of the following actions: making application in the United States and in foreign countries for a patent on any Materials specified by Atlas; executing documents of assignment to Atlas or its designee of all Price's right, title and interest in and to any Materials, any patent applications relating thereto, and any patents granted thereon; and from time to time, at the request of Atlas, executing all instruments and rendering all such assistance as may reasonably be required in order to protect the rights of Atlas or its designee and to vest in Atlas or its designee all rights to any Materials, patent applications and patents.

13.
Reasonableness of Covenants and Assignments.  Price acknowledges that he has carefully read all of the terms of paragraphs 2, 8, 9, 10, 11 and 12 of this Agreement, that he has been advised by Atlas to seek legal advice to assist him in this and agrees that all of such terms are necessary for the reasonable and proper protection of Atlas’s business, that Atlas has been induced to enter into its relationship with him and provide the consideration described herein upon his representations that he will abide by and be bound by each of such terms, and that each term is reasonable in its scope and duration. If for any reason any portion of paragraphs 2, 8, 9, 10, 11 and 12 of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the parties agree that the remaining portions of paragraphs 2, 8, 9, 10, 11 and 12 of this Agreement shall remain in full force and effect and that such court, upon the request of Atlas, may construe and/or modify such invalid or unenforceable portion in a valid and enforceable manner that most closely reflects the effect and intent of the original language. Price acknowledges that he has not filed or caused to be filed any lawsuit, complaint or charge with respect to any claim this Agreement purports to release. Price further acknowledges that in executing this Agreement, he did not rely upon any representation or statement by any representative of Atlas or other parry concerning the subject matter of this Agreement.

14.
Injunctive Relief.  Price acknowledges that Atlas has no adequate remedy at law and will be irreparably harmed if Price breaches or threatens to breach the provisions of paragraphs 2, 8, 9, 10, 11 or 12 of this Agreement and, therefore, agrees that Atlas shall be entitled to injunctive relief to prevent any breach or threatened breach of such section and that Atlas shall be entitled to specific performance of the terms of such section in addition to any other legal or equitable remedy it may have. In the event of a material breach of paragraph 2, 8, 9, 10, 11, or 12, Atlas shall be relieved of the obligation to continue to provide or pay any compensation or benefits otherwise payable under this Agreement. Nothing in this Agreement shall be construed as prohibiting Atlas from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

15.
Withholding.  Anything in this Agreement to the contrary notwithstanding, all payments required to be made by Atlas hereunder to Price will be, to the extent required by law, subject to withholding, at the time payments are actually made to Price and received by him, of such amounts relating to taxes as Atlas may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts required by law., in whole or in part, Atlas may, in its sole discretion, accept other provision for payment of taxes as required by law, provided that it is satisfied that all requirements of law as to its responsibilities to withhold such taxes have been satisfied.

16.
Arbitration.  Except as provided in paragraph 12, the parties agree that any dispute arising out of this Agreement shall be resolved by the parties through confidential mediation or final and binding confidential arbitration. The parties will first attempt to mediate the dispute before a neutral mediator agreed upon by the parties. If mediation is not successful, the dispute will be submitted to final and binding confidential arbitration before a neutral arbitrator agreed upon by the parties. Except as specifically provided herein, the mediation or arbitration shall be governed by the rules of the American Arbitration Association or such other rules as agreed to by the parties. Both parties agree that the procedures outlined in this paragraph 14 are the exclusive methods of dispute resolution, except for any action by Atlas for injunctive relief, which may be brought under paragraph 12 of

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this Agreement in a state or federal court of competent jurisdiction. The mediation or arbitration proceedings shall be conducted in New York City, New York or such other location to which the parties may agree. Atlas will bear the full cost of the mediator and the arbitrator, and other than that, each party will bear their own costs in the mediation or arbitration, but the arbitrator may in his or her discretion award such costs to one party.

17.
Successors. This Agreement is personal to Price and without the prior written consent of Atlas shall not be assignable by Price otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Price’s heirs and legal representatives. This Agreement shall inure to the benefit of and be binding upon Atlas and its successors and assigns. This Agreement supersedes all prior agreements pertaining to the subject matter of this Agreement.

18.
Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of choice of law. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors or legal representatives.

19.
Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by nationally recognized overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Price:
Ronald Price
114 Monopanson Drive
 Stevensville, MD 21666

with a copy to:

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If to Atlas:
 Atlas Mining Company
1221 Yellowstone,
Osburn, ID  83849
Attn:  Chief Executive Officer

with a copy to:
William Gleeson
K&L Gates LLP
925 Fourth Avenue, Suite 2900
Seattle, Washington 98104

or to such other address as either of the parties shall have furnished to the other in writing in accordance herewith. Notices and other communications shall be effective upon delivery, which may be established by a signed receipt or other customary evidence.

21.	No Penalty. None of the provisions of this Agreement shall be deemed to impose a penalty.

22.	Enforceability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

23.	No Waiver. Any party’s failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

24.
Integration. No promises or other communications made by either Atlas or Price are intended to be binding unless they are set forth in this Agreement. This Agreement contains the entire agreement between the parties with respect to the matters that are the subject hereof and replaces and supersedes any prior agreements, including the Employment Agreement. Price hereby acknowledges that any compensation or benefits Price otherwise may have been entitled to under the Employment Agreement are hereby waived.

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25.
Interpretation.  You acknowledge that before entering into this Agreement, you have had the opportunity to consult with an attorney or other advisor of your choice, and you have been advised to do so if you choose.  You further acknowledge that you have entered into this Agreement of your own free will, and that no promises or representations have been made to you by any person to induce you to enter into this Agreement other than the express terms set forth herein.  You further acknowledge that you have read this Agreement and understand all of its terms, including the waiver and release of claims set forth in Section 1 above.  In the event of a dispute between the parties as to this Agreement, no party shall be entitled to the benefit of any principle of contract construction premised upon the relative bargaining power of the parties, the identity of the party partly or wholly responsible for drafting the portion of this Agreement giving rise to the dispute, contra proferentum, contracts of adhesion, or any similar contract construction principle.

26.	Knowing and Voluntary Agreement. Price warrants and represents that:

(a)  Price has carefully read this Agreement and finds that it is written in a manner that Price understands;

(b)  Price knows the contents of this Agreement;

(c)  Price is and has been advised to consult with Price’s personal attorney before signing this Agreement and has done so or has knowingly and voluntarily waived the right to do so;

(d)  Price understands that among other things, by signing this Agreement, except as provided in this Agreement, he is waiving any potential claims under discrimination statutes;

(e)  Price did not rely upon any representation or statement concerning the subject matter of this Agreement, except as expressly stated in the Separation Agreement;

 (g) Price understands the Agreement’s final and binding effect; and

(h) Price has signed the Separation Agreement as Price’s free and voluntary act.

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27.
Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Atlas Mining Company
Ronald Price Date: _______	By: ________________________
Its Chief Executive Officer Date: ____________

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Exhibit A

EMPLOYMENT AGREEMENT

AGREEMENT made as of the 9th day of March, 2006 by and between, Nano Clay and Technologies, Inc, a wholly owned subsidiary of Atlas Mining Company, an Idaho corporation with its principal offices at 630 W. Mullan Ave., Osburn, Idaho 83849, (the “Company”), and Ronald Price, whose address is 114 Monopanson Dr. Stevensville, MD 21666 (the “Executive”).

WITNESSETH:

WHEREAS, the Company desires to obtain the benefit of the services of Executive, and Executive has the knowledge, skills and desire to create micro tubular and Nano-related materials from halloysite clay and sell this product, and desires to render such services, on the terms and conditions hereinafter set forth:

NOW, THEREFORE, the parties hereto, in consideration of the premises and mutual covenants herein contained, hereby agree as follows:

2. Upon the execution of this Agreement, all prior employment agreements, whether written or oral, between Executive and the Company are terminated and have no further force or effect.

3. Subject to the terms and conditions hereinafter set forth, the Company hereby employs the Executive, and the Executive hereby agrees to and enters into the employ of the Company, or of any parent, subsidiary, or affiliate of the Company as the Company shall from time to time select, for an employment term commencing as of the 1st day of March, 2006, and continuing for a period of three (3) years from such date (the “Term of Employment”).  At the end of the initial Term of Employment, this Agreement may be renewed for an additional one-year periods, unless either party provides at least 90 days written notice of its decision not to renew this agreement.

4. During the Term of Employment, the Executive shall devote such time, effort and attention to the business and affairs of the Company as President and Chief Executive Officer of Nano Clay and Technologies, Inc. as the Executive and the Board of Directors shall mutually agree.  The Executive will also continue as a member of the Company’s and the parent Company’s Board of Directors, and will continue as prescribed by the Shareholders.  He shall receive no additional compensation for serving as a Director so long as he is employed by the Company on a full-time basis in an executive position.

5. For all services to be rendered by the Executive in any capacity during the Term of Employment, including, without limitation, services as an executive, officer, director or member of a committee of the Company or its subsidiaries, divisions, and affiliates, the Executive shall be paid compensation as follows:

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a.	i) for the first year of the Term of Employment, a salary at the annual rate of $150,000;

(i)	for the second year of the Term of Employment, a salary at the annual rate of $175,000;

(ii)	for the third year of the Term of Employment, a salary at the annual rate of $200,000;

b.
Such salary will be paid in regular installments in accordance with the Company’s usual paying practices, but not less frequently than semi-monthly.  Such payments will be subject to such deductions by the Company as the Company is from time to time required to make pursuant to law, government regulations, or order, or by agreement with or consent of Executive.

c.
Executive shall be entitled to participate in all group life insurance, medical and hospitalization plans and pension and profit sharing plans as are presently offered by the Company or which may hereafter during the Term of Employment be offered by the Company generally to its operating executives.

d.	Executive shall be entitled to use of Company credit card, cell phone and other items necessary for Executive to carry out his duties.

e.
Executive is entitled to a bonus program based on achieved profitability through the Company’s activities.  Bonus payments will be no more than 40% of Executive base salary (as noted in 4.A. above).  Payments may be in the form of cash or common stock as mutually agreed by the Executive and the Company.

f.	The Executive is entitles to 20% ownership of any patents filed by the Executive on behalf of the Company.

6. The Executive shall be entitled to reimbursement by the Company for reasonable expenses actually incurred by him on its behalf in the course of his employment by the Company, upon the presentation by the Executive, from time to time, of an itemized account of such expenditures, together with said vouchers and other receipts as the Company may require.

7. The Executive shall be entitled to vacations in accordance with the Company’s prevailing policy for its operating executives.

8. The Company will maintain a key man life insurance policy on the Executive of which the beneficiary rights will be divided equally between the Company and the Executive’s estate.

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9. The rights of the Executive or any other person to the payment of compensation or other benefits under this Agreement shall not be assigned, transferred, anticipated, conveyed, pledged, or encumbered except by will or the laws of descent and distribution; nor shall any such right or interest be in any manner subject to levy, attachment, execution, garnishment or any other seizure under legal, equitable, or other process for payment of debts, judgments, alimony, or separate maintenance, or reached or transferred by operation of law in the event of bankruptcy, insolvency, or otherwise.

10. In the event of the Executive’s involuntary termination of employment for any reason, other than for just cause including absence or failure to perform, theft or fraud, the Executive shall be entitled to severance compensation equal to 6/12th the amount of the Executive’s current base salary.  Nothing contained herein, however, shall be construed so as to include absence or failure to perform due to illness as a basis for termination.

11. During the Term of Employment, if Executive shall, for a period of more than three (3) consecutive months or for periods aggregating more than twelve (12) weeks in any fifty-two consecutive weeks, be unable to perform the services provided for herein, as a result of illness or incapacity or a physical, mental, or other disability of any nature, the Company may, upon not less than thirty (30) days notice, terminate the Executive’s employment hereunder.  The Executive shall be considered unable to perform the services provided for herein if he is unable to attend to the normal duties required of him.  In such event, the Company shall pay to the Executive, or to his legal representatives, base compensation as specified in paragraph 5, hereof, for a period of three (3) months from the date of termination.  Upon completion of the termination payments provided for in this paragraph, all of the Company’s obligations to pay compensation under this Agreement shall cease.

12. The Company makes no representations, guaranty, warranty, or other assurance of any kind to the Executive or any other person regarding the federal, state or local tax consequences of this Agreement or any payments hereunder, and the Company does not agree to indemnify the Executive or any other person for any federal, state or local taxes of any kind with respect to payments hereunder.

13. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Executive and his heirs, executors, administrators and legal representatives.

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14. The Company will not consolidate or merge into or with another corporation or entity, or transfer all or substantially all of its business and/or assets to another entity, directly or indirectly, unless such other entity (hereinafter referred to as the “Successor”) shall assume this Agreement and the obligations of the Company hereunder; and upon such assumption, the Executive and the Successor shall become obligated to perform the terms and conditions hereof.  However, if during the first 180 days following any such consolidation or merger, the Executive determines that he does not desire to remain employed by the Successor or the Successor determines that the services of the Executive are no longer required, such consolidation or merger shall be deemed an involuntary termination of the Executive’s employment, and the Executive shall be paid an amount equal to his annual base salary at the time of the consolidation or merger.  This payment will be made to the Executive in a single lump sum at the time of the termination.

15. The Executive will not, at any time during the Term of Employment, or for a period of one year after the voluntary termination of the Executive’s employment, directly or indirectly disclose or furnish to any other person, firm, or corporation any information relating to the Company or its parent, subsidiaries, or affiliates with respect to technology of the Company’s products, methods of obtaining business, advertising products, customers or suppliers, or any confidential or proprietary information acquired by the Executive during the course of his employment by the Company or its parent, subsidiaries, or affiliates.

16. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter set forth herein and supersedes any prior oral and/or written agreements, understandings, negotiations, or discussions of the parties.  There are no warranties, representations or agreements between the parties in connection with the subject matter hereof, except as set forth or referred to herein.  No supplement, modification, waiver, or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby.  Waiver of any of the provisions of this Agreement shall not constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise specifically provided.

17. The failure of either party at any time to require performance by the other of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter, nor shall the waiver by either party of the breach of any provision hereof be taken or be held to be a waiver of the provision itself.

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18. Any notice or other communication required or permitted to be given under or in connection with this Agreement shall be in writing, delivered in person or by public telegram, or by mailing same, certified or registered mail, postage prepaid, in an envelope addressed to the party to whom notice is to be given, at the address given at the beginning of this Agreement, and shall be effective upon receipt thereof.  Each party shall be entitled to specify a different address by giving notice as aforesaid to the other party.

19. The invalidity or unenforceability of any paragraph, term, or provision hereof shall in no way affect the validity or enforceability of the remaining paragraphs, terms, or provisions hereof.  In addition, in any such event, the parties agree that it is their intention and agreement that any such paragraph, term or provision which is held or determined to be unenforceable as written shall nonetheless be in force and binding to the fullest extent permitted by law as though such paragraph, term or provision had been written in such a manner and to such an extent as to be enforceable under the circumstance.  Without limiting the foregoing, with respect to any restrictive covenant contained herein, if it is determined that any such provision is excessive as to duration or scope, it is intended that it nevertheless shall be enforced for such shorter duration, or with such narrower scope, as will render it enforceable.

20. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, transferees, successors, and assigns.

21. This Agreement shall be governed and construed under the laws of the State of Idaho.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into as of the date and year hereinabove first set forth.

For Nano Clay and Technologies, Inc.:
A subsidiary of Atlas Mining Company

Executive:

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Exhibit B
Expenses

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Exhibit C
Property to be Returned

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Exhibit D

ATLAS MINING COMPANY
NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is made as of the _14th__ day of __July________, 2006 by and between Atlas Mining Company, an Idaho corporation (the "Company"), and Ronald Price ("Optionee").

R E C I T A L

Pursuant to the Atlas Mining Stock Option Plan (the "Plan"), adopted as of November 19, 1998, the Board of Directors of the Company or a committee to which administration of the Plan is delegated by the Board of Directors (in either case, the "Committee") has authorized the granting to Optionee of a nonqualified stock option to purchase the number of shares of Common Stock of the Company specified in Paragraph 1 hereof  at the price specified therein, such option to be for the term and upon the terms and conditions hereinafter stated.

A G R E E M E N T

NOW, THEREFORE, in consideration of the promises and of the undertakings of the parties hereto contained herein, it is hereby agreed:

2)              Number of Shares; Option Price.  Pursuant to said action of the Committee, the Company hereby grants to Optionee the option ("Option") to purchase, upon and subject to the terms and conditions of the Plan, _500,000___ shares of Common Stock of the Company ("Shares") at the price of $_1.51_______ per share.   The Option price shall 85% of the closing price of the Company's common stock on the date above.  Further, the Company hereby grants to Optionee the option to purchase, upon and subject to the terms and conditions of the Plan, 500,0000 shares of Common Stock of the Company at the option price 85% of the closing price of the Company’s common stock on July 14, 2007 and on January 14, 2008 the subject dates below.

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3)           Period of Option.  The expiration date of each Option shall be fixed by the Administrative Committee; but notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than __three_(3) years from the Date of Grant..

3.	Vesting of Option. The right to exercise this Option shall vest in installments, and this
Option shall be exercisable from time to time in whole or in part as to any vested installment, as follows:

Number of Shares Exercisable at $1.51                                                                                                         On or After

_250,000___ shares                                                                                               _July 14,  ___, 2006
_250,000___ shares                                                                                               _January 14, , 2007
Number of Shares Exercisable at 85% of closing price                                                                                                         On or After

__250,000___ shares                                                                                               _July      14,  2007

    250,000       shares                                                                                                 January 14, 2008

No additional shares shall vest after the date of termination of Optionee’s employment (see Section 6 below), but this Option shall continue to be exercisable in accordance with Section 6 below with respect to that number of shares that have vested as of the date of termination of Optionee’s employment.  Neither an Optionee nor his successor shall have any of the rights of a shareholder of the Company until the Option has been exercised and the certificates evidencing the shares purchased are properly delivered to such Optionee or his successor.

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4.              Method and Time of Exercise.  Each Option shall be exercisable from time to time over a period commencing on the Date of Grant and ending upon the expiration or termination of the Option; provided, however, the Committee may by the provisions of any Option agreement limit the number of shares purchasable there under in any period or periods of time during which the Option is exercisable. An Option shall not be exercisable in whole or in part prior to the date of shareholder approval of the Plan.

The Option may be exercised by written notice delivered to the Company at its principal executive office stating the number of shares with respect to which the Option is being exercised, together with:

(A)           a check or money order made payable to the Company in the amount of the exercise price and any withholding tax, as provided under Paragraph 5 hereof; or

(B)           if expressly authorized in writing by the Committee, in its sole discretion, at the time of the Option exercise, the tender to the Company of shares of the Company's Common Stock owned by Optionee having a fair market value, as determined by the Committee, not less than the exercise price, plus the amount of applicable federal, state and local withholding taxes; or
(C)           if any other method such as cashless exercise is expressly authorized in writing by the Administrator, in its sole discretion, at the time of the Option exercise, the tender of such consideration having a fair market value, as determined by the Committee, not less than the exercise price, plus the amount of applicable federal, state and local withholding taxes.

Not less than 100 shares may be purchased at any one time unless the number purchased is the total number purchasable under such Option at the time.  Only whole shares may be purchased.

5.           Tax Withholding.  As a condition to exercise of this Option, the Company may require Optionee to pay over to the Company all applicable federal, state and local taxes that the Company is required to withhold with respect to the exercise of this Option. At the discretion of the Committee and upon the request of Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of Common Stock of the Company otherwise issuable to Optionee upon the exercise of this Option.

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6.              Exercise on Termination of Employment.  If for any reason other than death, upon termination of an Optionee's employment with the Company or with any of its subsidiaries, his Option privileges shall be limited to the shares which were immediately purchasable by him at the date of such termination and such Option privileges shall expire unless exercised by him within 30 days after the date of such termination. In the event of termination of an Optionee's employment "for cause," his Option privileges shall immediately terminate. The granting of an Option to an eligible person does not alter in any way the Company's or the relevant subsidiary's existing rights to terminate such person's employment at any time for any reason or for no reason, nor does it confer upon such person any rights or privileges except as specifically provided for in the Plan.

If an Optionee dies while a member of the Board or in the employ of the Company or any subsidiary, the Option privileges of the estate shall be limited to the shares which were immediately purchasable by the Optionee at the date of death and such Option privileges shall expire unless exercised by the Optionee's successor within one year after the date of death.

7.           Non-transferability of Option.  No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution and each Option shall be exercisable, during the Optionee's lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Administrative Committee.

8.           Optionee Not a Shareholder.  Optionee shall have no rights as a shareholder with respect to the Common Stock of the Company covered by this Option until the date of issuance of a stock certificate or stock certificates to him upon exercise of this Option.  No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

9.           No Right to Employment.  Nothing in the Option granted hereby shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate Optionee's employment or consulting at any time, nor confer upon Optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

10.           Modification and Termination.  The rights of Optionee are subject to modification and termination in certain events as provided in the Plan.

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11.           Restrictions on Sale of Shares; Legend Requirement.   By accepting a Stock Option granted under this Plan, the Optionee, for himself or herself, for his or her Qualified Successor, and for his or her heirs, successors and assigns:

(i)      Recognizes, agrees and acknowledges that no registration statement under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws, will have been filed as to either the Stock Option or any shares of Common Stock that may be acquired upon exercise of such Stock Option;

(ii)     Warrants and represents that the Stock Option and any shares of Common Stock of the Company acquired upon exercise of the Stock Option will be acquired and held by the Optionee for the Optionee's own account, for investment purposes only, and not with a view towards the distribution or public offering thereof nor with any present intention of reselling or distributing the same at any particular future time;

(iii)    Acknowledges and consents to the appearance of a printed legend on the back of each stock certificate representing shares of Common Stock issued upon exercise of the Stock Option, which legend shall read as follows:

NOTICE: RESTRICTION ON TRANSFER

The securities represented hereby have not been registered under the Securities Act of 1933 or any state securities laws, and may not be offered, sold, transferred, encumbered or otherwise disposed of except upon satisfaction of certain conditions set forth in the Atlas Mining Company Stock Option Plan. Information concerning these restrictions may be obtained from the corporation or its legal counsel. Any offer or disposition of these securities without satisfaction of such conditions will be wrongful and will not entitle the transferee to register ownership of the securities with the corporation. These securities may also be subject to repurchase by the corporation upon certain terms and conditions set forth in said documents.

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(iv)     Agrees not to sell, transfer or otherwise dispose of any shares of Common Stock that may be acquired upon exercise of the Stock Option unless (i) there is an effective registration statement under the 1933 Act covering the proposed disposition and compliance with governing state securities laws, (ii) the Optionee delivers to the Company, at the Optionee's expense, a "no-action" letter or similar interpretative opinion, satisfactory in form and substance to the Company, from the staff of each appropriate securities agency, to the effect that such shares may be disposed of by the Optionee in the manner proposed, or (iii) the Optionee delivers to the Company, at the Optionee's expense, a legal opinion, satisfactory in form and substance to the Company, of legal counsel designated by the Optionee and satisfactory to the
Company, to the effect that the proposed disposition is exempt from registration under the 1933 Act and governing state securities laws; and

(v)      Agrees to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorney's fees or other legal expenses incurred in the defense thereof, incurred by the Company as a result of any breach by the Optionee of, or any inaccuracy in, any representation, warranty, covenant or other provision contained in such agreement.

If a registration statement under the 1933 Act is hereafter filed with respect to Stock Options granted or to be granted hereunder and the shares of Common Stock that may be acquired upon exercise of such Stock Options, then, following the effectiveness of such registration statement, the provisions in agreements representing Stock Options that would otherwise be required by this Article XI may, in the discretion of the Administrative Committee, be modified or eliminated.

12.           Plan Governs.  This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, as it may be construed by the Committee.  Optionee hereby acknowledges receipt of a copy of the Plan.

13.           Notices.  All notices to the Company shall be addressed to the Chief Financial Officer at the principal executive offices of the Company at 630 East Mullan Avenue, Osburn, Idaho, 83849, and all notices to Optionee shall be addressed to Optionee at the address of Optionee on file with the Company or its subsidiary, or to such other address as either may designate to the other in writing.  A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service.  In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or to the Chief Financial Officer (as the case may be).

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14.           Sale or Other Disposition.  If Optionee at any time contemplates the disposition (whether by sale, gift, exchange, or other form or transfer) of any Shares acquired by exercise of this Option, he or she shall first notify the Company in writing of such proposed disposition and cooperate with the Company in complying with all applicable requirements of law, which, in the judgment of the Company, must be satisfied prior to such disposition.

15.           Market Standoff.  The Optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during the one (1) year period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to registration statements of the Company to become effective under the Securities Act after the date of adoption of the Plan which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such one (1) year period.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

ATLAS MINING COMPANY.

By__________________________
  Name:
  Title:

OPTIONEE

By__________________________
  Name:  Ronald Price

Address:

____________________________
____________________________
____________________________

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Exhibit E
Contacts

Person Contacted	Entity Person Associated With	Approximate Dates of Contacts	Substance of Solicitation	Results of Solicitation

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Exhibit F
Patentable Discoveries and Inventions

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Exhibit G
Agreements, Arrangements, and Understandings

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